UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2020

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive		10573
Rye Brook,	New York
(Address of principal executive offices)		(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange
2.250% Senior Notes due 2023	XYL23	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 2.02	Results of Operations and Financial Condition
On July 30, 2020, Xylem Inc. issued a press release announcing its financial results for the second quarter ended June 30, 2020. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 29, 2020, the Board of Directors (the “Board”) of Xylem Inc. (the "Company") increased the size of the Board from 10 to 12 directors, and appointed Lila Tretikov and Uday Yadav as members of the Board to fill the vacancies, effective immediately. The Board expects to determine committee assignments for Ms. Tretikov and Mr. Yadav at a subsequent meeting. The Board has determined that Ms. Tretikov and Mr. Yadav are independent under the Company’s Corporate Governance Principles, the New York Stock Exchange listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations.

Ms. Tretikov currently serves as Corporate Vice President of Technology in the Office of the Chief Technology Officer at Microsoft Corporation. There are no arrangements or understandings between Ms. Tretikov and any other person pursuant to which she was elected as a director.

Mr. Yadav currently serves as the President and Chief Operating Officer, Electrical Sector for Eaton. There are no arrangements or understandings between Mr. Yadav and any other person pursuant to which he was elected as a director.

Neither Ms. Tretikov nor Mr. Yadav is a party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Ms. Tretikov and Mr. Yadav will receive compensation consistent with the standard compensatory arrangements for non-employee directors of the Board, as described under the heading “Director Compensation” in the Company's 2020 Proxy Statement filed with the SEC on April 1, 2020. Ms. Tretikov and Mr. Yadav’s compensation for the current term will be prorated. Their prorated cash retainer fees for service through December 31, 2020 will also be subject to a temporary 20% reduction, applicable to all directors as previously approved by the Board in response to the business and economic changes arising out of the novel coronavirus (COVID-19) pandemic.

The Company issued a press release announcing the appointment of Ms. Tretikov and Mr. Yadav to the Board, which is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Xylem Inc. on July 30, 2020.
104.0	The cover page from Xylem Inc.'s Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: July 30, 2020	By:	/s/ E. Mark Rajkowski
E. Mark Rajkowski
Senior Vice President & Chief Financial Officer (Authorized Officer of Registrant)